AGREEMENT BETWEEN EDUCATIONAL VIDEO CONFERENCING,
                 INC. AND YAI NATIONAL INSTITUTE FOR PEOPLE WITH
               DISABILITIES FOR THE LICENSING AND USE OF THE EVCI
                      INTERACTIVE VIDEO/AUDIO/DATA NETWORK


                               W I T N E S S E T H

     AGREEMENT made this 31st day of August 2000, between EDUCATIONAL VIDEO CONFERENCING, INC. (hereinafter "EVCI"), with offices located at 35 East Grassy Sprain Road, Yonkers, New York 10710, and YAI NATIONAL INSTITUTE FOR PEOPLE WITH DISABILITIES (hereinafter "YAI"), with offices located at 460 West 34th Street, New York, NY 10001.

     WHEREAS, YAI is an organization which provides services for individuals with developmental disabilities; and

     WHEREAS, YAI desires to lease two-way, interactive, video conferencing capabilities using broadband, high-speed, IP connectivity; and

     WHEREAS, EVCI has the ability to provide an infrastructure and communications Network that will allow two-way, interactive, video conferencing capabilities using broadband, high-speed, IP connectivity over commercially available telecommunications lines; and

     WHEREAS, YAI desires to provide five (5) of its facilities with access to internal courses and programs, professional development and higher education courses and programs for professional staff, and other programs and courses as deemed suitable for YAI community members over such Network; and

     WHEREAS, EVCI has the ability to provide such courses and programs.

     NOW, THEREFORE, it is hereby agreed as follows:

     1. EVCI agrees that it will provide an interactive video conferencing Network (The Network) that will give YAI the ability to communicate both (i) between its various sites, and (ii) between its sites and other providers of educational and training materials utilizing EVCI and (iii) between its sites and other mutually agreed upon EVCI subscribers, using video\audio\data. EVCI shall provide the ATM Line Terminator. YAI shall obtain all necessary telecommunication lines from a third party ("Telecom Provider"). EVCI shall assume responsibility for the interface between the Network and the Telecom Provider and shall notify YAI and the Telecom Provider of problems related to the communication lines and cooperate with the Telecom Provider to correct such problems, but shall not otherwise be responsible or liable for failures in the Network to the extent that such failures are attributable to failures or faults in the Telecom Provider lines.

     2. EVCI will deploy a two-way, interactive, near 30 frames-per-second quality, interactive, video conference Network to five (5) YAI sites as set forth in Exhibit A, which is attached hereto and made a part hereof. EVCI agrees to extend the Network to additional YAI sites at YAI's written request on terms the same as those applying to the initial five (5) sites excluding promotional and sign on incentives.

     3. YAI will indicate location and placement for Network termination equipment, including a basic floor plan for each YAI site, which shall also include location for termination equipment and position of all site-based equipment. YAI shall provide complete contact information for each building, including name and phone number of technical contacts, room numbers, phone services, and site project contact.

     4. Network Management - EVCI will provide all related services to maintain a seamless video communications Network, which will include line monitoring and failure detection from the EVCI Network to the ATM line terminator. EVCI shall replace or repair any EVCI defective equipment in accordance with Paragraph 7, below.

     5. During the term of this agreement, EVCI shall make all updates and enhancements to the existing software and Network available to YAI at no additional charge.

     6. If the EVCI equipment is lost, stolen or damaged while under the care, custody or control of YAI, YAI shall repair or replace the equipment as soon as reasonably practicable, or reimburse EVCI the cost of repairing or replacing the equipment within 30 days of such loss or damage.

     7. EVCI will deploy the required technical and non-technical personnel resources to design and maintain the capability of the Network as described herein, at EVCI's expense. At the request of YAI, EVCI will check the Network in advance of scheduled courses or presentations. In the event that YAI becomes aware of technical problems affecting the operation of the Network, YAI shall promptly notify EVCI, providing an accurate description of the problem. Within 30 minutes of receiving such a report and description from YAI, EVCI shall provide YAI with a good faith estimate of the time required to correct the problem in order to facilitate any rescheduling of courses which may be required by YAI. EVCI will dispatch personnel before the close of business on the day after the request for service has been made. If there is a need to replace equipment, EVCI shall have the needed equipment ordered and shipped overnight, and installed by the close of business within two (2) days following receipt of new equipment.

     8. EVCI will maintain a help desk service to provide customer support and problem solving that will specifically deal with issues surrounding the EVCI video conferencing Network as required for all scheduled classes or programs offered over the Network, 24 hours a day, seven days a week.

     9. EVCI will provide, as needed, an EVCI employee to YAI to train YAI staff and coordinate the EVCI/YAI programs.

     10. YAI shall cooperate with and assist EVCI in marketing courses and programs to YAI employees and staff. EVCI may utilize the equipment and network at mutually convenient times at EVCI's expense to demonstrate the Network for other potential users.

     11. YAI shall have the right during the term of this agreement to market select EVCI products, as mutually determined by the parties. YAI shall identify any prospective client to whom it intends to market EVCI programs and secure written authority from EVCI to proceed prior to any contact with said client. EVCI shall grant or deny such authorization within three (3) days of receipt of identification. Any denial of authorization shall be for cause and shall be accompanied by an explanation.

     12. YAI shall be solely responsible for all costs for its own marketing, advertising, and promotion regarding EVCI's offerings to YAI approved clients. EVCI shall provide master copies of promotional information, and course schedules to enable YAI to reproduce the information for marketing and enrollment purposes including a co-marketing brochure and publication on the YAI web site if applicable. Except as described herein, neither party shall utilize the other's name or any associated names, trademarks, copyrights, etc., without prior written consent of the other party, which shall not be unreasonable withheld.

     13. If a YAI client desires to purchase network, corporate training or educational content through YAI and YAI has written authority from EVCI to pursue such client, then EVCI use its best efforts to enter into a contract with such client.

     14. If EVCI enters into a contract with an authorized YAI client, EVCI shall pay to YAI five percent (5%) of the annual EVCI revenue that is generated and collected through such customers for network, courses, programs and services offered by EVCI as a result of YAI's efforts. EVCI shall make such payments, if required, quarterly on the 15th day of the month following the end of each quarter. YAI shall have the right to audit EVCI's books and records once every year to ascertain EVCI's compliance with this paragraph. In the even that such audit shows an underpayment greater than 3%, EVCI shall reimburse YAI for the expense of the audit. The obligations of this paragraph shall survive the expiration or termination of this agreement.

     15. Term of Agreement: The basic term of this agreement shall be three (3) years, commencing on the Effective Dates. The Effective Dates of this Agreement shall be the dates that the Network is available for use on each of the five (5) sites. EVCI shall advise YAI in writing of such dates (and accepted by YAI as operational). This agreement shall automatically be renewed for further terms of one (1) year each at EVCI's then existing pricing for not for profits unless YAI gives EVCI written notice of non-renewal at least thirty (30) days before the end of the basic term or any renewal term or unless EVCI ceases providing services of the type covered by this agreement to customers generally and gives YAI written notice of such cessation at least six (6) months before the end of any renewal term. YAI shall have the right to terminate this agreement at any time in the event of a material problem with the Network or a material breach of this agreement by EVCI as follows: YAI shall provide EVCI with written notice (the "Default Notice") specifying the manner in which EVCI is in default under the agreement. Upon receipt of such notice, EVCI shall have ninety (90) days to cure the default. YAI shall give EVCI every opportunity to cure the default and, to the extent that the default does not interfere with continued use of the Network, shall continue to use the Network during the cure period in the same manner as it used the Network prior to the Default Notice. If at the end of the cure period EVCI has not cured the default, then this agreement shall terminate immediately or, if there are any scheduled programs or classes, at the end of such programs or classes, provided the default does not interfere with the provision of such programs or classes.

     16. Payment: YAI shall pay to EVCI, the monthly fee set forth in Exhibit A, commencing the Effective Dates of this Agreement and on the first day of each month thereafter, during the term of this Agreement. If the Effective Dates are not the first day of a month, the first and last month fee shall be pro-rated accordingly.

     17. Service Guarantee - In the event that EVCI is unable to deliver scheduled courses due to Network failure not attributable to the Telecom Provider, then YAI shall have no obligation to pay EVCI the student station charges for the stations scheduled to receive such course(s) for the month(s) in which the failure to deliver courses occurs.

     18. It is expressly agreed and understood that neither party shall be liable for incidental, special or consequential damages for any breach or violation of this agreement.

     19.  No valid  modification,  amendment,  or  deletion  may be made to this
          Agreement,   except  in  writing,  and  executed  by  the  parties  in
          substantially the same manner as this Agreement.

     20. Any and all notices required hereunder shall be by Certified Mail, Return Receipt Requested, to each party's address as follows:

          For EVCI                    For YAI

          Dr John McGrath             Barbara Sealey
          President                   Assistant Director
          EVCI                        YAI National Institute for People with
          35 East Grassy Sprain         Disabilities
                                      Road 460 West 34th Street

          Yonkers, NY 10710          New York, NY 10001

     21. If any portion of this agreement shall be found to be void, voidable or unenforceable, it shall not affect the validity of the remainder of the Agreement.

     22. This agreement shall be binding on the respective parties' heirs, successors, and assigns. EVCI may assign its rights and obligations under this Agreement only upon prior written notice of at least six
          (6) months. Upon receipt of such notice, YAI may terminate this Agreement at any time prior to the effective date of such assignment by written notice to EVCI.

     23. The parties agree that any disputes or disagreements arising hereunder, or in connection herewith, shall be settled by binding arbitration before the American Arbitration Association at their offices located in New York City, New York, and that any judgment awarded thereunder may be entered in any court of appropriate jurisdiction, and will have full force and effect therein.

     24. This agreement shall be construed in accordance with, and governed by, the laws of the State of New York.

     25. The foregoing constitutes the entire agreement between the parties, and any other agreements or representations, whether verbal or written, if not contained herein, are void, of no effect, and are not binding upon the parties.


     In witness whereof the parties have hereunto set their hands and seal the date that first appears above.


YAI National Institute for People with Disabilities

By: /S/ BARBARA SEALEY                          Date: 8/31/00
    --------------------------------                  --------------------------
Title:  ASSISTANT DIRECTOR
       -----------------------------


EDUCATIONAL VIDEO CONFERENCING, INC.

By: /S/ JOHN J. MCGRATH, PHD.                   Date: 8/31/00
    --------------------------------                  --------------------------
Title:  PRESIDENT
       -----------------------------

                                    EXHIBIT A


                            EVCI INTERACTIVE NETWORK

                           IMPLEMENTATION PROJECT FOR


               YAI NATIONAL INSTITUTE FOR PEOPLE WITH DISABILITIES

PROJECT PLAN

EVCI shall place one (1) TEACHER STATION (TS) in the Administrative site and one
(1) SMALL ROOM STATION (SRS) in each of the five (5) sites that have been identified for inclusion in the Project. The cost, benefits and features for implementation of the Project are identified below:


EVCI INTERACTIVITY NETWORK                                                      MONTHLY CHARGE

1)       SMALL ROOM STATION (SRS)                                               $  316
         Features:   One Dell Pentium III 700 MHz (128 mb ram)
                     Two 21" Dell Monitors
                     One Monitor Splitter
                     One Intel  Proshare  Video  Camera  and  Package  One
                     Keyboard   One   Microphone   One  Mouse   Unit  EVCI
                     Proprietary Software License Package  Teacher/Student
                     Facilitation   Software  Near  30   Frames-per-Second
                     Delivery  Connection Cables Speakers  Microsoft Word,
                     Excel, PowerPoint, Paint
         Benefits:   o Station converts from a Teacher Station to a
                     Student Station for maximum utilization.
                     o Two large monitors permit expanded student
                     access to programs.
                     o Complete live,  interactivity  is available  either
                     through point-to-point or multi-point connectivity.

2)       TEACHER STATION (TS)                                                   $   295
         Features:   One Dell Pentium III 700 MHz (128 mb ram)
                     One 21" Trinitron  Monitor One Intel  Proshare  Video
                     Camera and Package One  Keyboard One  Microphone  One
                     Mouse  Unit One  Document  Scanner  EVCI  Proprietary
                     Software License Package Teacher/Student Facilitation
                     Software   Near   30    Frames-per-Second    Delivery
                     Connection  Cables Speakers  Microsoft  Word,  Excel,
                     PowerPoint, Paint
         Benefits:   o Station converts from a Teacher Station to a
                     Student Station for maximum utilization.
                     o Allows instructor to use video, Internet, and white
                     board as teaching tools.
                     o Complete live,  interactivity  is available  either
                     through point-to-point or multi-point connectivity.


3)       SITE LOCATION SUPPORT                                                  $   234
         Features:   Scheduling Maintenance
                     Installation Assistance
                     24/7 Help Desk Assistance Services
                     Software Updating
                     Line and Equipment Maintenance and Monitoring
                     Professional Training and Support(1)
                     Problem Solving
                     Online Downloads
         Benefits:   o Continuous, round-the-clock access to assistance
                     for equipment and programs
                     o Teacher development in educational technology
                     o Administrative support for programs

         (1) EVCI is  concerned  that  the  best  quality  of  presentation  and instruction be offered  through their systems.  Instructors who will be teaching  over  EVCI/SRS  systems are  provided  up to two (2),  8-hour training  sessions,  for  up  to 15  people,  at  NO  ADDITIONAL  COST.
         Instructors  teaching  over EVCI/TS  systems are provided with one (1), four-hour  training session on class design at NO ADDITIONAL COST. This
         will   provide  the  YAI   instructors   the   opportunity   to  create
         video-friendly  content  while  adapting  classroom  content  to  video delivery.  Instruction  is  delivered  to each  site  from  top-quality professionals from top-ranking instructional institutions. Content will include such topics as: Distance  Learning  Techniques,  Technology for the Teacher and Creative Curriculum  Development.  Any further training will be made available at a small cost.

4)       EVCI HOURLY UTILIZATION    (Estimated)                                 $   1,200(2)
         Features:   Bridging for point-to-point/multipoint
                     connections
                     Reserved time assignments
                     24/7 Network Connectivity
                     Failure detection, replacement and/or repair
                     Network Management
         Benefits:   o Guaranteed access to the Network
                     o Support Safety Net

         (2)  This   figure  is  based  upon   utilization   of  the   equipment
         approximately  10 hours per week on each unit for 40 hours per month (@
         $5 per hour).  YAI will receive a monthly EVCI  Promotional  Rebate for usage on Bell Atlantic ATM DS1  installations  made before 10/31/00 (to be applied below).

5)       EVCI CONTENT UTILIZATION INCENTIVES
         Features:   Applies to any  EVCI-provider  courses or content  from the
                     2,500+  courses  and/or  250+  degree   programs  that  are
                     currently  available from EVCI and which are delivered over the EVCI  Network to employees of or relatives of employees
                     of  YAI.   Applies   to  any   EVCI-provider   professional
                     development  content  delivered to any YAI site included in the project.
         Benefits:   o A 10% credit based on the cost of tuition for curriculum, and/or  courses and/or  training  and/or  degrees,  will be
                     rebated  back  to  YAI  program   costs  and/or  any  other
                     determined utilization. o Incentive for employees and their family  members to utilize  equipment  to take  courses for their own professional and personal development.


6)       DIGITALIZED VIDEO ARCHIVING AND RETRIEVAL                              $   (3)
         Features:   Allows for in-house training,  EVCI-provider  courses,  and
                     EVCI-provider   professional   development  content  to  be
                     recorded  and  stored  for future  reference.
         Benefits:   o Immediate  access to courses and content not  attended by employees  at  multiple  locations.
                     o  Use  as an  aid  in  training new instructors.

         (3) Dollar amount for digitalized video archiving and retrieval is dependent upon the amount of hours utilized by YAI. Cost for archiving and retrieval will be established by EVCI.

BELL ATLANTIC TELECONNECTIVITY NETWORK

     A)   ATM DS1  CONNECTIONS
          As a co-partner with EVCI, Bell Atlantic will design and price an ATM DS1-area Network for YAI, which would be dedicated to serving the five
          (5) sites involved in the Project. ATM operates on higher data rates to support voice, video and data transmissions over fiber optic facilities. ATM provides guaranteed business quality service to ensure successful end-to-end transmission for the duration of a teaching/learning/conferencing session. The details of the Project Implementation Plan from Bell Atlantic, which includes monthly services, fees and charges, is available from Bell Atlantic.

     B)   EVCI  PROMOTIONAL  REBATES
          As indicated above, each site within the Project will receive a monthly Rebate of $250.

     SUMMARY PROPOSAL FOR YAI - NATIONAL INSTITUTE FOR PEOPLE WITH DISABILITIES

     YAI Administrative Office, New York, NY
     YAI Long Island Services Office, Mineola, NY
     Marine Park Multi-Service Center, Brooklyn, NY
     Bayside Multi-Service
     Center, Bayside, NY
     Tarrytown Multi-Service Center, Tarrytown, NY

I.   MONTHLY PROGRAM COST FOR SRS PER SITE
     1. SRS Unit                                                                      316
     2. Site Location Support                                                         234
     3. Hourly Utilization (assumes 40 hours per month)                               200
     4. EVCI  Tele-connectivity  Rebate Offer  (assumes a Bell  Atlantic ATM DS1
        connection) -                                                                 250


     TOTAL MONTHLY COST PER SITE                                                $     500

II.  MONTHLY PROGRAM COST FOR TS AT ADMINISTRATIVE OFFICE
     1. TS Unit                                                                 $     295
     2. Hourly Utilization (assumes 40 hours per month)                         $     200
                                                                                ---------
     TOTAL MONTHLY COST FOR TS                                                  $     495

III. MONTHLY PROGRAM COST FOR 5 YAI SITES                                       $   2,995

IV.  YEARLY PROGRAM COST FOR 5 YAI SITES                                        $  35,940


        V. Special SIGN-ON  Incentive                                           $   8,985

          As a  special  incentive  for early
          action  clients,  EVCI is  offering
          the FIRST  THREE  MONTHS OF SERVICE
          AT NO CHARGE. The incentive,  which
          expires  8/31/00,  is  designed  to
          allow  EVCI  to work  closely  with
          clients to  establish  the  highest
          quality Network design, service and
          support  in the  start-up  phase of
          the   Project,   while   permitting
          clients   the  full   benefit   and
          enjoyment   of  all   services  and
          programs.

          3 months x $500 per  month = $1,500
          3 months x $495 per  month = $1,485
          ($1,500 x 5 sites) + $1495=8985

VI.  ADJUSTED YEARLY PROGRAM COST FOR YAI AFTER
     SIGN-ON INCENTIVE IS APPLIED (YEAR ONE)                                    $  26,955


VII. DIGITALIZED  VIDEO  ARCHIVING  AND RETRIEVAL
     YAI will be able to record training and educational courses and content to use for future reference at a fee of $30 per hour for archiving and $8 per hour per station for retrieval.

VIII.BREAK-EVEN MODEL (YEAR ONE)
     YAI may be able to offset the cost of the network through the EVCI Content Utilization Incentive. With this incentive, ten percent (10%) of the cost of EVCI-provider courses taken by employees is used toward the cost of the Network. Thereby allowing employees to develop professionally and personally while benefiting YAI.

     (Assuming students take courses provided by Adelphi University)

     If 67 YAI employees were to each register for four (4) courses with Adelphi University at $1300 per course (estimating that Adelphi charges $433 per credit for YAI employees), they would be spending $348,400. Ten percent (10%) of the cost of the courses, or $34,840 would be credited to YAI's adjusted yearly program cost. Thus, resulting in zero (0) EVCI cost to YAI for the first year.

     IX. Economic  Benefits Model
     YAI may avoid costs associated with hiring and increase its employee retention rate by improved accessibility to training courses. If current and new employees are trained more efficiently the probability of them continuing to work for a longer period of time at YAI could increase.
     Therefore, with an increase in retention comes a decrease in advertising, hiring, and production loss costs for YAI.